Nomis Bay LTD SC 13D/A

Exhibit 10.1

Execution Copy

SECURITIES PURCHASE AND LOAN SATISFACTION AGREEMENT

BY AND AMONG

HUMANIGEN, INC.,

BLACK HORSE CAPITAL MASTER FUND LTD,

BLACK HORSE CAPITAL LP,

CHEVAL HOLDINGS, LTD,

and

NOMIS BAY LTD

DATED AS OF DECEMBER 21, 2017

SECURITIES PURCHASE AND LOAN SATISFACTION AGREEMENT

This Securities Purchase and Loan Satisfaction Agreement (this “Agreement”) is dated as of December 21, 2017 by and among Humanigen, Inc., a Delaware corporation (the “Company”), Black Horse Capital Master Fund Ltd (“BH Master Fund”), Black Horse Capital LP (“BH Capital”), Cheval Holdings, Ltd (“Cheval” and collectively with BH Master Fund and BH Capital, the “Black Horse Entities”), and Nomis Bay Ltd (“Nomis”) Each of the Black Horse Entities and Nomis shall each individually be referred to herein as a “Purchaser” and collectively be referred to herein as the “Purchasers”).

WHEREAS, the Company desires to raise additional capital for the continued operation and development of the Company;

WHEREAS, the Company, the Black Horse Entities, and Nomis are parties to that certain Credit and Security Agreement dated December 21, 2016 (the “Credit and Security Agreement”; each of the Black Horse Entities and Nomis in their capacities as lenders under the Credit and Security Agreement shall individually be referred to herein as a “Lender” and collectively be referred to herein as the “Lenders”);

WHEREAS, the Company is in default under the Credit and Security Agreement due to, without limitation, the Company’s failure to repay the obligations thereunder (the “Obligations”) under in full at their maturity date of December 1, 2017 (the “Existing Default”);

WHEREAS, the Existing Default has not been cured, waived or excused by the Lenders at any time or in any manner; and that there are no claims, demands, offsets or defenses at law or in equity that would defeat or diminish each Lender’s present and unconditional right to collect any of the Obligations, and to proceed to enforce the rights and remedies available to Lenders under the Credit and Security Agreement or otherwise at law;

WHEREAS, concurrently with the execution of this Agreement, the Lenders and the Company have executed the Forbearance and Loan Modification Agreement (as defined herein);

WHEREAS, subject to the terms and conditions set forth in this Agreement, Forbearance and Loan Modification Agreement, the Benz Entity Operating Agreement and the other Transaction Documents, in lieu of the Lenders exercising their rights and remedies under the Credit and Security Agreement or otherwise at law, the Company desires at the Closing Date to issue to the Lenders, and the Lenders have agreed to accept, the New Lender Securities (as defined herein) in satisfaction of the Obligations, upon all of the terms and conditions set forth herein; and

WHEREAS, as of the Closing Date, Cheval desires to make a significant investment in the Company, and to implement such investment, Cheval desires to purchase from the Company, and the Company desires to issue and sell to Cheval, upon the terms and conditions set forth herein, the Securities (as defined herein), in each case upon all of the terms and conditions of this Agreement.

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NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser, intending to be legally bound, agree as follows:

ARTICLE I.
DEFINITIONS

1.1            Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” means collectively, any action, suit, inquiry, notice of violation, proceeding or investigation pending against the Company or any of its properties or assets before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Adverse Claim” means, with respect to any Claim or any interest therein or any Proceeds thereof, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or affecting such Claim or any interest therein or any Proceeds thereof, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Claim or any interest therein or any Proceeds thereof, (iii) any purchase option, call or similar right of a third party with respect to such Claim or any interest therein or any Proceeds thereof and (iv) any other claim that a claimant has a property interest in such Claim or any interest therein or any Proceeds thereof and that it is a violation of the rights of the claimant for another person to hold, transfer, or deal with such Claim or any interest therein or any Proceeds thereof.

“Bankruptcy Case” means the bankruptcy case of the Company, as debtor and debtor in possession, which was commenced by the Company’s filing in the United States Bankruptcy Court for the District of Delaware of a voluntary petition for bankruptcy relief under chapter 11 of the Bankruptcy Code. The Bankruptcy Case is captioned as Case No. 15-12628 (LSS).

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware presiding over the Bankruptcy Case.

“Benz Assets” means all of the assets of the Company related to Benznidazole that will become Contributed Assets, as defined in the Benz Entity Operating Agreement, including without limitation, all of the Company’s rights (but not the Company’s liabilities or obligations) pursuant to the MDC Agreement, and all Claims related to or arising in connection with Benznidazole, including the Chemo Claims and Savant Litigation.

“Benz Entity” shall have the meaning set forth in Section 2.4(a).

“Benz Entity Operating Agreement” means the Limited Liability Company Operating Agreement of the Benz Entity, substantially in the form attached hereto as Exhibit A.

“Bill of Sale, Assignment and Assumption Agreement” means that certain Bill of Sale, Assignment and Assumption Agreement between the Company and the Benz Entity substantially in the form attached to the Benz Entity Operating Agreement.

“Board of Directors” means the board of directors of the Company.

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“Bridge Loan” shall have the meaning set forth in Section 2.1.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Cash Purchase Price” shall have the meaning set forth in Section 2.2(c)(ii).

“Charter Amendment” means the effective Proposed Charter Amendment.

“Chemo Claims” means all claims, causes of action, judgments and demands, arbitrations, regulatory proceedings, settlement negotiations or other dispute resolution mechanisms of whatever kind or description, in each case whether choate or inchoate, known or unknown, contingent or non-contingent, against any, each and/or all of Savant, Chemo Group, Chemo Research S.L, Exeltis USA, Inc., Mundo Sano, Drugs for Neglected Diseases Initiative, Instituto de Efectividad Clinica y Sanitaria, Dr. Sergio Sosa-Estani and their respective affiliates or collaborators (including, without limitation, Claims arising out of or related to potential misappropriation or misuse of the Company’s trade secrets in connection with submissions to the FDA, the FDA issuance of market approval of the Compound or the FDA issuance of a Voucher).

“Claim Advances” means all amounts advanced to the Company or the Benz Entity for further payment, or paid directly, to counsel to the Company or the Benz Entity at Nomis’ request, during the period prior to the Closing, in connection with investigating the Claims or in furtherance of settlement discussions with Savant (including any payments of the Company’s outstanding and unpaid legal fees owed to Kaplan Rice LLP and Richards Layton & Finger, PA).

“Claim Defect” means, with respect to any Claim, (i) any right or interest of any Person in respect of such Claim or any part thereof, the effect of which is or would be to materially reduce, impair or otherwise materially or prejudicially affect such Claim or any part thereof; (ii) any claim or action of any Person whatsoever in respect of such Claim or any part thereof, the effect of which, if determined adversely, is or would be to materially reduce, impair or otherwise materially and prejudicially affect such Claim or any part thereof; or (iii) any right of set-off, counterclaim, cross-claim or impairment of any Person in respect of such Claim or any part thereof.

“Claims” means all claims, causes of action, judgments and demands, arbitrations, regulatory proceedings, settlement negotiations or other dispute resolution mechanisms of whatever kind or description of the Company against third parties that arise out of or relate to the Benz Assets (regardless of whether or not such claims, demands and causes of action have been asserted by the Company), in each case whether choate or inchoate, known or unknown, contingent or non-contingent, including without limitation, the Chemo Claims and Savant Litigation.

“Claims Reversion” shall have the meaning set forth in Section 2.4(g).

“Closing” means the closing of the purchase and sale of the Securities and related transactions pursuant to Section 2.2.

“Closing Date” shall have the meaning set forth in Section 2.2.

“Commission” means the United States Securities and Exchange Commission.

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“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Company” shall have the meaning set forth in the preamble of this Agreement.

“Contract” means any agreement, instrument, license, document, real or personal property lease, employee benefit or welfare plan or other business or commercial arrangement (in each case, including any extension, renewal, amendment or other modification thereof) to which the Company is a party or by which the Company is bound or to which the Company is subject or which pertains to the business or properties of the Company.

“Credit and Security Agreement” shall have the meeting set forth in the recitals of this Agreement.

“Drug Application” means any new drug application (“NDA”), abbreviated new drug application (“ANDA”), investigational new drug application (“IND”), and/or biologics license application (“BLA”), as well as any product license application for any Product, as appropriate, as those terms are defined by the FDA.

“Environmental Legal Requirements” means all Legal Requirements relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to Hazardous Materials into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” means the United States Food and Drug Administration.

“FDCA” means the United States Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder.

“Final Order” means any order entered by the Bankruptcy Court, or any other court exercising jurisdiction over the subject matter and the parties, that has not been stayed, reversed, modified, or vacated, and as to which: (i) there has not been filed and is not pending any appeal or petition for writ of certiorari; (ii) there has not been filed and is not pending any motion for stay, rehearing, reargument, reconsideration, or other motion (collectively, a “Tolling Motion”) that tolls the running of the time period within which a notice of appeal, petition for writ of certiorari, or a Tolling Motion must be filed; and (iii) the time within which a Tolling Motion, notice of appeal, or petition for writ of certiorari must be filed has expired without any Tolling Motion, notice of appeal, or petition for writ of certiorari having been filed.

“Forbearance and Loan Modification Agreement” means the Forbearance and Loan Modification Agreement attached hereto as Exhibit B, which has been executed by the Lenders and the Company concurrently with the execution of this Agreement.

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“FTC” means the United States Federal Trade Commission.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis during the periods involved.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Entity.

“Governmental Entity” means any government, agency, governmental department, commission, board, bureau, court, arbitration panel or instrumentality of the United States of America or any state or other political subdivision thereof (whether now or hereafter constituted and/or existing), including, without limitation, the Bankruptcy Court, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Hazardous Materials” means any chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes.

“Healthcare Regulatory Legal Requirements” means the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), the Federal Anti-kickback Statute (42 U.S.C. § 1320a-7b(b)), Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the civil False Claims Act (31 U.S.C. §§ 3729 et seq.), the administrative False Claims Legal Requirement (42 U.S.C. § 1320a-7b(a)), the Anti-Inducement Legal Requirement (42 U.S.C. § 1320a-7a(a)(5)), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, the exclusion laws, Social Security Act § 1128 (42 U.S.C. § 1320a-7), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company.

“Indebtedness” shall have the meaning ascribed to such term in Section 4.1(w).

“Intellectual Property” means, with respect to any Person, all United States and foreign patents, Patent Applications and like protections, including improvements, divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefore, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, clinical and non-clinical data, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 4.1(o).

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“Knowledge” or “Knowledge of the Company” means the actual knowledge without investigation of (i) Dr. Cameron Durrant, in his capacity as a Director of the Company or as the Company’s Chief Executive Officer, (ii) Morgan Lam, in his capacity as the Company’s Chief Scientific Officer and otherwise as an employee of the Company, and (iii) Greg Jester in his capacity as the Company’s Chief Financial Officer and otherwise as an employee of the Company.

“Legal Requirements” means all federal, state, foreign and local laws, statutes, codes, rules, regulations, ordinances, orders, Proceedings and the like of any Governmental Entity, including common law, including, without limitation, Environmental Legal Requirements, Drug Regulatory Legal Requirements and Healthcare Regulatory Legal Requirements.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Loan Satisfaction” means the Termination and Release Agreement, substantially in the form attached hereto as Exhibit C.

“Market”, “Marketed” or “Marketing” means to study, investigate, develop, manufacture, test, sell, or market any Product pursuant to a preclinical or clinical trial, Drug Application or other Governmental Approval issued by the FDA or any state Board of Pharmacy or Department of Health.

“Material Adverse Claim Effect” means, with respect to any event or circumstance and the Company, one or more of (i) the impairment of its ability to perform any of its obligations under this Agreement or the Benz Entity Operating Agreement, (ii) the impairment of the rights or remedies available under this Agreement or the Benz Entity Operating Agreement to the Benz Entity or Nomis and (iii) a material adverse effect on any Claim or the value or collectability thereof.

“Material Contract” means any contract required to be filed by the Company with the Commission under Item 601(b)(10) of Regulation S-K.

“MDC Agreement” means the Agreement for the Manufacture, Development and Commercialization of Benznidazole for Human Use entered into as of June 30, 2016, by and between Savant and the Company.

“New Black Horse Securities” shall have the meaning set forth in Section 2.2(b).

“New Lender Securities” shall have the meaning set forth in Section 2.2(a).

“Order” means any decision, injunction, judgment, order, decree, ruling, or verdict entered or issued by any Government Entity.

“Party” means each of the Black Horse Entities, Nomis, and the Company.

“Parties” mean collectively, the Black Horse Entities, Nomis, and the Company.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

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“Product(s)” mean any product Marketed by the Company or any of its Subsidiaries or its contractors on behalf of Company as of the date hereof or at any date thereafter, and includes the products listed on Schedule 4.1(aa).

“Proceeds” means, collectively: (i) any and all gross, pre-tax monetary awards, damages, recoveries, judgments or other property or value awarded to or recovered by or on behalf of (or reduced to a debt owed to) any Person, on account or as a result or by virtue (directly or indirectly) of a Claim, whether by negotiation, arbitration, mediation, diplomatic efforts, lawsuit, settlement, or otherwise, and includes all of such Person’s legal and/or equitable rights, title and interest in and/or to any of the foregoing, whether in the nature of ownership, lien, security interest or otherwise; (ii) any consequential, rescissionary, punitive, exemplary or treble damages, pre-judgment interest (including damages comparable to pre-judgment interest), post-judgment interest, penalties, and attorneys’ fees and other fees and costs awarded or recovered on account thereof; and (iii) any recoveries against attorneys, accountants, experts, directors, officers or other related parties in connection with any of the foregoing or the pursuit of the Claim. For the avoidance of doubt, “Proceeds” includes (without limitation) any and all of the foregoing in the form of cash, real estate, negotiable instruments, intellectual or intangible property, choses in action, contract rights, membership rights, subrogation rights, annuities, claims, refunds, and any other rights to payment of cash and/or transfer(s) of things of value or other property (including property substituted therefor), whether delivered or to be delivered in a lump sum or in installments, in relation to any claim or negotiation with any Person in relation to the Claim.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Proposed Charter Amendment” means the proposed amendments to the Company’s certificate of incorporation to increase the number of authorized shares of common stock to two hundred and twenty five million (225,000,000) and to authorize the issuance of blank check preferred stock.

“Purchase Price” means an aggregate amount equal to the sum of the amount satisfied pursuant to the Loan Satisfaction plus the Cash Purchase Price.

“Registration Rights Agreement” means the Registration Rights Agreement, substantially in the form attached hereto as Exhibit D.

“Registration Statement” means a registration statement covering the resale of the Securities by the Purchasers.

“Required Approvals” shall have the meaning set forth in Section 4.1(e).

“Required Permit(s)” means a permit (a) issued or required under Legal Requirements applicable to the business of Company or any of its subsidiaries or contractors or necessary in the investigation, testing, manufacture, sale, or marketing of goods or services under Legal Requirements applicable to the business of Company or any of its subsidiaries or contractors or any Drug Application (including without limitation, at any point in time, all licenses, approvals and permits issued by FDA or any applicable Governmental Entity necessary for the investigation, testing, manufacture, sale, or marketing of any Product by Company as such activities are being undertaken by Company with respect to any Product at any time); or (b) issued by any Person from which Company or any of its contractors have received an accreditation.

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“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 2004 Discovery Motion” means a motion presented to the Bankruptcy Court pursuant to Rule 2004 of the Federal Rules of Bankruptcy Procedure, requesting permission to take discovery related to the Claims.

“Rule 2004 Discovery Order” means a Final Order of the Bankruptcy Court granting or denying the Rule 2004 Discovery Motion.

“Savant” means Savant Neglected Diseases, LLC.

“Savant Litigation” means the pending litigation that has been brought in connection with the MDC Agreement and any additional Claims that the Company may assert against Savant.

“Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“SEC Reports” shall have the meaning ascribed to such term in Section 4.1(h).

“Securities” means, collectively, the New Lender Securities and the New Black Horse Securities.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 4.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Transaction Documents” means this Agreement, the Loan Satisfaction, the Forbearance and Loan Modification Agreement, the Registration Rights Agreement, the Benz Entity Operating Agreement, the Bill of Sale, Assignment and Assumption Agreement, and any other documents or agreements executed in connection with the issuance of Securities and assignment of property contemplated hereunder.

“Transfer Agent” means Computershare, Inc., the current transfer agent of the Company, with a mailing address of 250 Royall Street, Canton, MA 02021, and any successor transfer agent of the Company.

“Voucher” means a priority review voucher issued by the FDA or otherwise under the authority of the United States Department of Health and Human Services.

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ARTICLE II.
TRANSACTIONS; CLOSING

2.1            Bridge Loan. Upon the execution of this Agreement and before the Closing, the Company may, at its election, request a bridge loan from Cheval in the amount of one million, five hundred thousand dollars ($1,500,000) (the “Bridge Loan”). If the Company makes such a request, then the Bridge Loan shall be made pursuant to the terms and conditions of the Forbearance and Loan Modification Agreement.

2.2           Closing. The Closing shall occur, upon the terms and subject to the conditions set forth herein, on the first business day after the satisfaction or waiver of the conditions set forth in Section 2.3 (such date, the “Closing Date”). On the Closing Date:

(a)           In satisfaction of the Original Term Loan, the Additional Term Loan and the Grid Loan (each as defined in the Forbearance and Loan Modification Agreement), (A) the Company agrees to issue, and the Lenders, severally and not jointly, agree to accept, an aggregate of 59,786,848 shares of Common Stock (collectively, the “New Lender Securities”) and (B) the Company agrees to assign, subject to Section 4.4 of the Benz Entity Operating Agreement, the Contributed Assets (as defined in the Benz Entity Operating Agreement) directly to the Benz Entity, at the direction, and on behalf, of Nomis. At the Closing, the Company shall deliver the New Lender Securities to each Lender in such amounts as set forth on Schedule 2.2(a).

(b)          The Company agrees to sell, and Cheval agrees to purchase, an additional 32,028,669 shares of Common Stock (collectively, the “New Black Horse Securities”). At the Closing, the Company shall deliver the New Black Horse Securities to Cheval in such amounts as set forth on Schedule 2.2(b).

(c)           The Purchasers agree to pay the Purchase Price to the Company as follows:

(i)            As consideration for the New Lender Securities issued to Nomis, Nomis shall provide the Company with the Loan Satisfaction.

(ii)           As consideration for the New Lender Securities issued to each of the Black Horse Entities, the Black Horse Entities shall provide the Company with the Loan Satisfaction.

(iii)          As consideration for the New Black Horse Securities, Cheval shall transfer to the Company an amount equal to three million US dollars ($3,000,000.00) minus the amount of principal balance of the Bridge Loan (such amount, the “Cash Purchase Price”) via wire transfer of immediately available funds.

2.3           Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met (or waived by the Company in writing):

(i)            the accuracy in all material respects on the Closing Date of the representations and warranties (or, in the case of any representation or warranty that is already qualified by materiality, the accuracy in all respects of such representation or warranty) of the Purchasers contained herein (unless herein required as of a specific date, in which case they shall be accurate in all material respects as of such date);

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(ii)           all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii)          Cheval shall have paid the Cash Purchase Price, and the Lenders shall have delivered the Loan Satisfaction;

(iv)          the Proposed Charter Amendment shall have become effective; and

(v)           each of Nomis and the Black Horse Entities shall have delivered each of the Transaction Documents to which each is a party, and such other documents or instruments as the Company reasonably requests and as are reasonably necessary to effect the transactions contemplated by this Agreement.

(b)          The obligations of Nomis hereunder in connection with the Closing are subject to the following conditions being met (or waived by Nomis in writing):

(i)            the accuracy in all material respects on the Closing Date of the representations and warranties (or, in the case of any representation or warranty that is already qualified by materiality, the accuracy in all respects of such representation or warranty) of the Company contained in Sections 4.1(c), (d), (e), (f), (g), (h), (i), (j), and (k) and in Section 4.3 herein (unless herein required as of a specific date, in which case they shall be accurate in all material respects as of such date);

(ii)           there be no motion pending for, nor shall there have occurred (a) the appointment of a Chapter 11 Trustee for the Company; (b) the conversion of the Company’s pending bankruptcy case to a Chapter 7 case; (c) filing of any additional or subsequent bankruptcy proceeding; or (d) the pursuit of an action under state law for the appointment of a receiver, assignee for the benefit of creditors, dissolution, or reorganization;

(iii)          a Forbearance Default (as defined in the Forbearance Agreement) shall not have occurred;

(iv)          The Rule 2004 Discovery Motion shall have been scheduled and heard by the Bankruptcy Court on or before March 15, 2018;

(v)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date, including without limitation those set forth in Section 2.4, shall have been performed in all material respects;

(vi)          the Company shall have delivered the executed (a) the Bill of Sale and Assignment and Assumption Agreement, (b) the Benz Entity Operating Agreement, and (c) the Loan Satisfaction;

(vii)         the Proposed Charter Amendment shall have become effective, and the Company shall have delivered a certificate of an officer of the Company, given on behalf of the Company, certifying that attached to such certificate are true, correct and complete copies of the Company’s (A) certificate of incorporation, including the Charter Amendment, certified by the Delaware Secretary of State, (B) bylaws or similar organizational documents, and (C) resolutions of the Board of Directors of the Company authorizing this Agreement and the other Transaction Documents and the consummation of the transactions contemplated herein and therein;

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(viii)        the Company shall have delivered the New Lender Securities to Nomis in the amount set forth on Schedule 2.2(a);

(ix)           Dr. Cameron Durrant and Mr. Morgan Lam shall enter into consulting agreements with the Benz Entity in the forms previously agreed; and

(x)            the Company and each of the Black Horse Entities shall have delivered all other Transaction Documents to which each is a party and such other documents or instruments as Nomis reasonably requests and as are reasonably necessary to effect the transactions contemplated by this Agreement.

(c)           The obligations of the Black Horse Entities hereunder in connection with the Closing are subject to the following conditions being met (or waived by each of the Black Horse Entities in writing):

(i)            the accuracy in all material respects on the Closing Date of the representations and warranties (or, in the case of any representation or warranty that is already qualified by materiality, the accuracy in all respects of such representation or warranty) of the Company contained in Sections 4.1(c), (d), (e), (f), (g), (h), (i), (j), and (k) herein (unless herein required as of a specific date, in which case they shall be accurate in all material respects as of such date);

(ii)           there be no motion pending for, nor shall there have occurred (a) the appointment of a Chapter 11 Trustee for the Company; (b) the conversion of the Company’s pending bankruptcy case to a Chapter 7 case; (c) filing of any additional or subsequent bankruptcy proceeding; or (d) the pursuit of an action under state law for the appointment of a receiver, assignee for the benefit of creditors, dissolution, or reorganization;

(iii)          a Forbearance Default (as defined in the Forbearance Agreement) shall not have occurred;

(iv)          The Rule 2004 Discovery Motion shall have been scheduled and heard by the Bankruptcy Court on or before March 15, 2018;

(v)           all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(vi)          the Proposed Charter Amendment shall have become effective, and the Company shall have delivered a certificate of an officer of the Company, given on behalf of the Company, certifying that attached to such certificate are true, correct and complete copies of the Company’s (A) certificate of incorporation, including the Charter Amendment, certified by the Delaware Secretary of State, (B) bylaws or similar organizational documents, and (C) resolutions of the Board of Directors of the Company authorizing this Agreement and the other Transaction Documents and the consummation of the transactions contemplated herein and therein;

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(vii)         the Company shall have delivered the New Lender Securities to the Black Horse Entities in the amounts set forth on Schedule 2.2(a) and the New Black Horse Securities to Cheval; and

(viii)        the Company and Nomis each shall have delivered all Transaction Documents to which each is a party, and such other documents or instruments as the Black Horse Entities reasonably request and as are reasonably necessary to effect the transactions contemplated by this Agreement.

2.4 Assignment of Benznidazole Assets; Certain Covenants Related Thereto.

(a)           At the Closing, the Company, at the direction and on behalf of Nomis, will transfer and assign the Benz Assets, subject to Section 4.4 of the Operating Agreement, to an entity to be formed and capitalized by Nomis (the “Benz Entity”).

(b)          As soon as practicable following the execution of this Agreement, counsel to the Company shall file the Rule 2004 Discovery Motion. If the Rule 2004 Discovery Motion is granted, such counsel shall commence such discovery promptly thereafter. All such discovery and settlement negotiations shall be performed in accordance with a litigation budget to be agreed upon by Nomis, which shall have the rights to (a) monitor and provide input into such discovery; (b) approve, in its sole discretion, the scope and cost of all discovery that it agrees to fund; and (c) approve any settlement with Savant.

(c)           Nomis shall have (i) 90 days (subject to extension as provided below) from the date of entry of the Rule 2004 Discovery Order granting the Rule 2004 Discovery Motion or (ii) 180 days from the Closing Date if either a Rule 2004 Discovery Order is entered denying the Rule 2004 Discovery Motion  or a Rule 2004 Discovery Order has not been entered on or before the Closing Date (in either case under clauses (i) or (ii) of this Section 2.4(c) , the “Nomis Review Period”), to decide, in its sole discretion, to elect (or to cause the Benz Entity) to keep the Benz Assets, including the Claims (a “Positive Election”).

(d)           If Nomis makes a Positive Election, Nomis will assume (or cause the Benz Entity to assume) and Nomis shall pay certain legal fees and expenses of the Company (in the amount set forth in the letter from Kaplan Rice LLP to the Company dated December 8, 2017) presently owed to Kaplan Rice LLP and Richards Layton & Finger, PA (“RLF”) (such amounts, the “Outstanding Legal Fees”). The Nomis Review Period may be extended for up to an additional 90 days in the event (i) an objection is filed to the Rule 2004 discovery requests or, in the judgment of Nomis, in its sole discretion, any respondent otherwise fails to substantially respond to the Rule 2004 discovery requests, so that the Company or the Benz Entity may make motion to the Bankruptcy Court and obtain ruling and response to such discovery requests or (ii) either the Company or the Benz Entity needs to effectuate process in any foreign country to enforce the Rule 2004 discovery requests. For the avoidance of doubt, the second 90-day shall not be in addition to the 180-day period in the event that either a Rule 2004 Discovery Order is entered denying the Rule 2004 Discovery Motion  or a Rule 2004 Discovery Order has not been entered on or before the Closing Date.

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(e)            Regardless of whether Nomis makes a Positive Election, Nomis or the Benz Entity shall pay all Claim Advances from the time this Agreement is executed until the earlier of (a) the expiration of the Nomis Review Period or (b) the delivery by Nomis to the Company of a Positive Election or a declination to proceed with a Positive Election (including, if a Positive Election is made, any payments of the Outstanding Legal Fees required to induce Kaplan Rice and RLF to continue to represent the Company, Nomis or the Benz Entity in the discovery processes described above or to represent the Company in any settlement discussions with Savant). Until the Closing, such Claim Advances will be provided as secured loans, as provided in the Forbearance and Loan Modification Agreement. In addition, Nomis shall have the right, in its sole discretion and at its sole expense, to identify other counsel, reasonably satisfactory to the Company, to represent the Company, Nomis or the Benz Entity in the discovery processes or to represent the Company in any settlement discussions with Savant in the event that an arrangement, satisfactory to Nomis in its sole discretion, can’t be reached with Kaplan Rice LLP or RLF to continue to act as counsel in such matters.

(f)             Promptly after the date hereof, Kaplan Rice LLP shall send a letter to the FDA, substantially in the form previously agreed to among the Parties. The Company shall cooperate fully in permitting counsel to the Company or the Benz Entity as described above, and Nomis and its attorneys and representatives, to make full investigation of the Claims, and upon request will afford Nomis full access, following advance notice of any such request, to counsel, consultants, employees and officers of the Company, as needed. Nomis understands that the Company may attempt to resolve certain claims against it before and/or during the Nomis Review Period, and/or any extension thereof.

(g)            If, at or prior to the end of the Nomis Review Period (as it may be extended), Nomis makes a Positive Election: (i) Nomis will assume and pay all the Outstanding Legal Fees; (ii) any amounts realized from the Claims or the other Benz Assets will be paid as set forth in the Benz Entity Operating Agreement; (iv) Nomis shall have full control, in its sole discretion, over the management of the Benz Entity, any development of or realization on the Benz Assets and the prosecution of the Claims, including without limitation any determination to (x) discontinue and/or settle at any time the prosecution of the Claims and (y) so long as there is no direct liability to the Company, to settle the Savant Litigation; and (v) the Company will cooperate with the Benz Entity in order for it to realize on the Benz Assets, including the successful prosecution of the Claims in a manner and on a schedule that does not interfere with the Company’s primary business operations. In furtherance and not in limitation of the foregoing clause (f):

●	The Company shall join the Benz Entity as a co-plaintiff in bringing any claims if requested by the Benz Entity except the Company shall not be or become a party to any litigation in which any of the following is a defendant: the United States Food and Drug Administration, the World Health Organization and the Drugs for Neglected Diseases Initiative;

●	The Company will consent to, and waive any conflict of interest in connection with, the representation by RLF and Kaplan Rice LLP of the Benz Entity as well as the Company;

●	The Company will request of and authorize each of Cameron Durrant and Morgan Lam to enter into a Consulting Agreement in the form of Exhibit E; and

●	If requested, the Company will use commercially reasonable efforts to take such steps as may be reasonably requested by the Benz Entity to make available the consulting services of Ted Shih, Steven Pal, Marcia Gaido, Facundo Garcia Bournissen and/or Matthew and Mary Lo (which steps may take the form of including the existing consulting and/or confidentiality agreements with such persons in the Benz Assets).

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(h)           Upon completion of the Nomis Review Period, if Nomis in its sole discretion elects not to make a Positive Election, the Benz Entity will transfer and assign the Benz Assets, including the Claims, to the Company or its designee (a “Claims Reversion”). Following any Claims Reversion, the transferee will have the right to seek and find a third party to fund the Claims on whatever terms negotiated and accepted by the transferee; provided, however, that the Parties agree and acknowledge that, following any Claims Reversion, (A) the transferee shall have no obligation to seek any such litigation funding, and (B) the transferee shall be entitled, in its sole discretion to discontinue and/or settle at any time the prosecution of the Claims and to settle the Savant Litigation. If, following a Claims Reversion, the transferee proposes to accept terms from a third party to fund the Claims, the transferee shall provide written notice to Nomis of the terms proposed to be accepted, and Nomis shall have a right for ten days to elect to fund the Claims on the same terms as the third party and, if Nomis so elects, Nomis will proceed with such funding of the Claims. If Nomis does not elect to fund the claims on the same terms as the third party, Nomis will thereafter have no separate interest in the Claims, and any proceeds of the Claims that are not paid to the third party pursuant to any such agreement with a third party will be retained by the transferee to be paid, applied or used as the transferee shall determine, except that the transferee will reimburse Nomis solely from such proceeds from the Claims, and not from any other funds or assets of the transferee, for any documented expenses incurred by Nomis or the Benz Entity in connection with the Rule 2004 discovery or in furtherance of settlement discussions with Savant from which the transferee determines it has received benefit in the successful pursuit of the Claims and/or the settlement discussions with Savant.

(i)             In the event that, after the Closing Date, any provision of this Section 2.4 conflicts with a provision of the Benz Entity Operating Agreement that addresses the same subject matter, the provision of the Benz Entity Operating Agreement shall prevail.

2.5 Other Agreements.

(a)           Concurrently with the Closing, the Parties shall enter into the Registration Rights Agreement.

(b)           Concurrently with the execution of this Agreement, the Company shall deliver to the Purchasers documentation of the Company’s Board of Directors’ approval and recommendation of the Proposed Charter Amendment.

(c)           Concurrently with the execution of this Agreement, each of the Black Horse Entities and Nomis shall deliver to the Company a written consent approving the Proposed Charter Amendment (the “Stockholder Approval”).

2.6 Failure to Close. If, on March 31, 2018, or such later date as the parties hereto may agree in writing, any of the Closing Conditions set forth in Section 2.3 have not been satisfied or waived in writing, then this Agreement shall automatically terminate and be of no further force or effect.

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ARTICLE III.

COVENANTS

3.1    Operation and Maintenance of the Business. Prior to the Closing, unless the Company has received the prior consent or waiver of the Purchasers, and subject to the terms and conditions of the other Transaction Documents, the Company will:

(a)          conduct its business and operations only in the ordinary course of business;

(b)          use commercially reasonable efforts, consistent with sound business practice, to keep in full force and effect its corporate existence and all material rights, permits, franchises, Intellectual Property Rights, Material Contracts and contractual rights relating or pertaining to its business, the termination of which other than pursuant to its terms in the ordinary course of business would be materially adverse to the Company;

(c)          maintain its material assets as is reasonably necessary for the conduct of its businesses consistent with then-present needs;

(d)          maintain its books, accounts and records consistent with sound business practice, and not make or institute any material change in its methods of purchase, sale, management, accounting or operation;

(e)          maintain all of its material insurance policies in effect as of the date hereof or reasonable replacement policies therefor;

(f)          pay and discharge all material taxes due and owing by the Company before the same becomes delinquent and before penalties accrue thereon, unless and to the extent such taxes are being contested in good faith by appropriate procedures and adequate accruals or reserves (as determined in accordance with GAAP) have been established on the books and financial statements of the Company for such taxes;

(g)          as promptly as practicable, prepare, file with the Commission and, after clearing any comments of the Commission staff thereon, issue an information statement to all holders of stock of the Company to inform them of the approval of the Board and stockholder action to approve the Proposed Charter Amendment and related matters, and within one business day after the required period after the issuance of the information statement, cause the Proposed Charter Amendment to become effective.

3.2     Information

(a)          Access. Subject to Section 3.2(b), upon reasonable prior notice and at reasonable times, in connection with this Agreement, the Company will provide to representatives of the Purchasers and each of their agents, employees and accounting, tax, legal and other advisors, except where such provision would cause the Company to violate existing Contracts or waive legal privilege:

(i)          access to the offices, assets, suppliers, employees and other Persons having business dealings with the Company; provided, however, that the Parties shall mutually agree upon the timing and manner of any communications between Purchasers and any such suppliers, employees and other Persons having business dealings with the Company;

(ii)         access to all books, records (except employee medical records or other records including personally identifiable information or information otherwise restricted from disclosure under applicable privacy laws or regulations), financial statements and agreements (including any agreements with related parties) of the Company and such other relevant information and materials relating to the financial condition, assets, liabilities and business of the Company as may be reasonably requested (including the ability to make copies and abstracts thereof);

(iii)        access to each report, schedule, registration statement and other document filed by the Company pursuant to the requirements of federal or state securities laws (including the ability to make copies and abstracts thereof);

(iv)        access to operating reports, financial reporting packages and other operational and/or financial information sent to management or the Board of Directors or to the banks with whom the Company maintains credit facilities or lines of credit (including the ability to make copies and abstracts thereof); and

(v)         the opportunity to discuss the affairs of the Company with the officers and employees of the Company; provided that no investigation pursuant to this Section 3.2(a) shall affect any representation, warranty, covenant or agreement made by the Company herein or the conditions to the obligations of the Purchasers to consummate the transactions contemplated in this Agreement.

(b)          Confidentiality. The Purchasers agree that, after the Closing, the Company shall have no obligation to provide any information, records or other access by the Company to a Purchaser pursuant to Section 3.2(a) except pursuant to the terms and conditions of a customary non-disclosure agreement to be entered into between the Company and such Purchaser (each, a “Non-Disclosure Agreement”).

3.3     Governmental Approvals and Filings.

(a)          In furtherance of the Parties’ obligations pursuant to this Agreement, each Party shall use commercially reasonable efforts to prepare and agrees to file, promptly following the execution of this Agreement, any materials and information required to be filed with or provided to any Governmental Entity with respect to the transactions contemplated by the Transaction Documents. Each of Nomis, the Black Horse Entities, and the Company shall use commercially reasonable efforts to promptly supply any additional information as may be required or requested by any Governmental Entity in connection with the transactions contemplated by the Transaction Documents. Each of Nomis, the Black Horse Entities, and the Company shall use commercially reasonable efforts to take such actions and shall file and use commercially reasonable efforts to have declared effective or approved all documents and notifications with any Governmental Entity as may be necessary and advisable or may be reasonably requested under applicable Legal Requirements for the consummation of the transactions contemplated by the Transaction Documents. Each Party shall, (a) promptly notify the other Party of any material communication between that Party and any Governmental Entity in respect of any filings or investigation relating to the transactions contemplated hereby, (b) subject to applicable Legal Requirements, discuss with and permit the other Party (and its counsel) to review in advance, and consider in good faith the other Party’s reasonable comments in connection with any proposed communication to any Governmental Entity relating to any filing or investigation in connection with the transactions contemplated hereby, and (c) not participate or agree to participate in any substantive meeting, telephone call or discussion with any Governmental Entity in respect of any filings or investigation in connection with the transactions contemplated hereby unless it consults with the other Party in advance and, to the extent permitted by such Governmental Entity, gives the other Party the opportunity to attend and participate in such meeting, telephone call or discussion.

(b)          Acknowledgment. The Purchasers acknowledge and agree that the purchase of the Securities by the Purchasers as contemplated by the terms and conditions set forth in this Agreement, is not subject to the terms of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES

4.1          Representations and Warranties of the Company to the Purchasers. Except as set forth in the Schedules, which Schedules shall be deemed a part hereof and shall qualify any representation or warranty or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Schedules or that it is readily apparent from the face of such Schedules that a disclosure on such Schedule is applicable to such representation or warranty, or as set forth in the SEC Reports, and subject, in each applicable case, to the Savant Impairments (as defined in the Benz Entity Operating Agreement), the Company hereby makes the following representations and warranties to each Purchaser:

(a)          Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth on Schedule 4.1(a). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary. None of the Subsidiaries of the Company own any Intellectual Property Rights related to the Products, hold any material Intellectual Property Rights of the Company or hold any other assets with a value in excess of $5,000, and the Subsidiaries are treated as inactive by the Company and not used in the ordinary course of business.

(b)          Organization and Qualification. The Company is an entity duly incorporated or otherwise organized, validly existing and as of the Closing Date will be in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation or in default of any of the provisions of its certificate or articles of incorporation, bylaws or other organizational or charter documents. As of the Closing Date, the Company will be duly qualified to conduct business and in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary.

(c)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and, subject to obtaining the Stockholder Approval and the effectiveness of the Proposed Charter Amendment, to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Company and, except for obtaining the Stockholder Approval and effecting the Proposed Charter Amendment, no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by any applicable bankruptcy, insolvency and other similar Legal Requirements affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)          No Conflicts. Subject to obtaining the Stockholder Approval and the effectiveness of the Proposed Charter Amendment, the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities, the assignment of the Contributed Assets (subject to Section 4.4 of the Benz Entity Operating Agreement), and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or, except as set forth on Schedule 4.1(d), give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any Legal Requirements of any Governmental Entity to which the Company or any Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected.

(e)          Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Entity or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing of the Proposed Charter Amendment with the secretary of state of the State of Delaware as contemplated herein, (ii) the filing of the information statement with the Commission, including such notice as is required to be provided to non-consenting stockholders of the Company under Delaware law to inform them of the Stockholder Approval and the Proposed Charter Amendment; (iii) the filings required with the Commission related to the issuance of the Securities, execution of this Agreement and the other Transaction Documents and the Closing of the transactions contemplated herein and therein; (iv) such filings as are required to be made under applicable state securities laws; (v) such filings as are required to be made in accordance with the rules of the OTCQB Venture Market; and (vi) such consents, waivers, authorizations or notices as may be required to transfer and assign the Contributed Assets, subject to Section 4.4 of the Benz Entity Operating Agreement, to the Benz Entity (collectively, the “Required Approvals”).

(f)          Issuance of the Securities. Subject to the effectiveness of the Proposed Charter Amendment, the Securities issued pursuant to this Agreement will be duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.

(g)          Capitalization. The capitalization of the Company set forth in the SEC Reports is true, accurate and complete as of the date hereof. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. The issuance and sale of the Securities will not obligate the Company to issue, or give rise to any Person’s right to purchase, shares, or other securities to any Person (other than the Purchasers) and, except as set forth on Schedule 4.1(g), will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. Except as set forth on Schedule 4.1(g), all of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all Legal Requirements, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Subject to the effectiveness of the Proposed Charter Amendment, no further approval or authorization of any stockholder, the Board of Directors, or any third party is required for the issuance and sale of the Securities. Except as set forth in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or between or among any of the Company’s stockholders.

(h)          SEC Reports; Financial Statements. Since January 1, 2017, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under Section 13(a) or 15(d) of the Exchange Act (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”).

(i)          Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or in the Schedules, (a) the Company has not incurred any liabilities (contingent or otherwise) other than (1) trade payables and accrued expenses incurred in the ordinary course of business, or costs related to this Agreement, and (2) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission or in the Schedules, (b) the Company has not altered its method of accounting, (c) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (d) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement and the consummation of the other transactions contemplated hereby and by the other Transaction Documents and events disclosed in the Schedules and SEC Reports, other than immaterial matters, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its business, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws as of the date of this Agreement.

(j)          Litigation. Except for Actions disclosed in the Schedules or the SEC Reports, and except for the Bankruptcy Case, there is no Action or Proceeding, which adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities. Except as set forth on Schedule 4.1(j), neither the Company, nor any Subsidiary, nor, any current director or officer thereof, is or has been the subject of any Action, or, any Proceeding, involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and there is not pending or contemplated, any investigation by the Commission involving the Company or any current director or officer of the Company. Except as set forth on Schedule 4.1(j), the Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)          Creditors’ Claims. Except as set forth on Schedule 4.1(k)(i), there are no unsecured creditors, other than claims of vendors in the ordinary course of business, whose claims against the Company have not been satisfied. Schedule 4.1(k)(ii) lists creditors of the Company who have executed releases in exchange for a payment in satisfaction of their claim against the Company.

(l)           Labor Relations. No material labor dispute exists or, to the Knowledge of the Company, is imminent with respect to any of the employees of the Company. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believes that its relationships with its employees are in good standing. To the Knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any Material Contract, employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other Contract or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company is in compliance with all applicable Legal Requirements relating to employment and employment practices, terms and conditions of employment and wages and hours.

(m)          Compliance. Except as set forth on Schedule 4.1(m) or in the Schedules, and except for any breaches, defaults, violations, or rights of termination, neither the Company nor any Subsidiary: (a) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that, as of the date hereof, it is in default under or that it is in violation of, any Contract to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (b) is in violation of any judgment, decree or Order of any Governmental Entity, or (c) is in violation of any Legal Requirements, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters.

(n)          Title to Assets. Except as set forth on Schedule 4.1(n), the Company and its Subsidiaries have good and valid title in all material personal property owned by them, free and clear of all Liens, except for (a) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, and (b) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance in all material respects. The Company does not currently own any real property.

(o)          Intellectual Property.

(i)          Except as set forth on Schedule 4.1(o), Company is sole owner of all Intellectual Property Rights (defined herein) and has had executed all of the appropriate paperwork to establish ownership in Company, or Company has rights to use, all Intellectual Property, and other intellectual property rights and similar rights necessary or required for use in connection with its business as described in the SEC Reports (collectively, the “Intellectual Property Rights”). All Intellectual Property existing as of the Closing Date, as applicable, which is issued, registered or pending with any United States or foreign Governmental Entity (including, without limitation, any and all applications for the registration of any Intellectual Property with any such United States or foreign Governmental Entity) and all licenses under which Company is the licensee of any such registered Intellectual Property (or any such application for the registration of Intellectual Property) owned by another Person are set forth in Schedule 4.1(o). Such Schedule 4.1(o) indicates in each case whether such registered Intellectual Property (or application therefore) is owned or licensed by Company, and in the case of any such licensed registered Intellectual Property (or application therefore), lists the name and address of the licensor and the name and date of the agreement pursuant to which such item of Intellectual Property is licensed pursuant to which such item of Intellectual Property is licensed and whether or not such license is an exclusive license and indicates whether there are any purported restrictions in such license on the ability of Company to grant a security interest in and/or to transfer any of its rights as a licensee under such license. Except as indicated on Schedule 4.1(o), Company is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each such registered Intellectual Property (or application therefore) purported to be owned by Company, free and clear of any Liens and/or licenses in favor of third parties or agreements or covenants not such sue third parties for infringement. Company is not party to, nor bound by, any material license or other agreement with respect to which Company is the licensee that prohibits or otherwise restricts Company from granting a security interest in Company’s interest in such license or agreement or other property.

(ii)          Except as set on Schedule 4.1(o), Company has not received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within five (5) years from the date of this Agreement. Except as set forth on Schedule 4.1(o), Company has not received, since the date of the latest financial statements included within the SEC Reports, a written notice of a claim or otherwise has any Knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person. Except as set forth on Schedule 4.1(o), all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. Except as set forth on Schedule 4.1(o), Company’s patents are being maintained, and the required United States and foreign maintenance fees or annuities (if any) are being paid. Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights. Except as set forth on Schedule 4.1(o), Company has entered into binding, written agreements with every current and former employee of Company, and with every current and former independent contractor, whereby such employees and independent contractors (i) assign to Company any ownership interest and right they may have in the Intellectual Property Rights; and (ii) acknowledge Company’s exclusive ownership of the Intellectual Property Rights. Except as set forth on Schedule 4.1(o), no third party possesses rights to Intellectual Property Rights that, if exercised, could enable such party to develop products competitive to the Products.

(iii)         Except as set forth on Schedule 4.1(o), Company has duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all material patent applications as listed on Schedule 4.1(o) and owned by Company (the “Patent Applications”). Except as set forth on Schedule 4.1(o), Company has not been notified of any inventorship or ownership challenges nor has any interference been declared or provoked which has not been finally resolved. Except as set forth on Schedule 4.1(o), no opposition filings or invalidation filings have been submitted which have not been finally resolved in connection with any of Company’s patents and Patent Applications in any jurisdiction where Company has applied for, or received, a patent.

(p)          Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which the Company is engaged, including, but not limited to, directors and officers insurance coverage.

(q)          Transactions with Affiliates and Employees. Except as set forth in the SEC Reports, or as set forth in Schedule 4.1(q), none of the current officers or directors of the Company and, none of the employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any Contract or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner.

(r)          Certain Fees. Except as set forth in Schedule 4.1(r), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(s)          Investment Company. The Company is not, and immediately after receipt of payment for the Securities, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t)          Registration Rights. Other than each of the Purchasers, except as set forth on Schedule 4.1(t), no Person has any right to cause the Company to effect the registration under the Securities Act of any Securities of the Company.

(u)          Listing and Maintenance Requirements. The Company’s capital stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate, or is likely to have the effect of, terminating the registration of the capital stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as set forth on Schedule 4.1(u), the Company has not, in the 12 months preceding the date hereof, received notice from any trading market on which the capital stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market, if any.

(v)          No Anti-Takeover Plan. There are no registration or anti-dilution rights, and there is no control share acquisition, voting trust, proxy, rights plan, plan, scheme, device, or arrangement, commonly known as a “poison pill” or “anti-takeover plan”, or other agreement, arrangement or understanding to which the Company or any Subsidiary is a party or by which they are bound with respect to any capital stock of the Company or any Subsidiary. No state takeover statute or similar statute or regulation applies or purports to apply to this Agreement or any of the transactions contemplated by this Agreement. Stockholders of the Company or any Subsidiary will not be entitled to dissenters’ rights under applicable state law in connection with the transactions contemplated hereunder.

(w)          Indebtedness. Except for (a) Indebtedness (as defined herein) incurred by the Company (1) under the Credit and Security Agreement or (2) in the ordinary course of business and not considered past due or delinquent under the trade terms applicable to such Indebtedness and (b) amounts owed to vendors of the Company as set forth on Schedule 4.1(w), all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments is current and in good standing. For the purposes of this Agreement, “Indebtedness” means (i) any liabilities for borrowed money or amounts owed, (ii) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheets (or the notes thereto), and (iii) the present value of any lease payments under leases required to be capitalized in accordance with GAAP.

(x)          Tax Status. The Company and its Subsidiaries each (i) has made or filed all United States federal and state income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(y)          Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, bribe, rebate, payoff, commissions, promotional allowances, entertainment, influence payments, kickback or other unlawful expenses or other payment or economic benefit to any Person, private or public, in the United States, its territories, or any foreign jurisdiction, regardless of what form, whether in money, property, or service, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, (iv) violated in any material respect any provision of FCPA; (v) established or maintained any fund or asset that has not been recorded in the books and records of Company; or (vi) aided, abetted, caused (directly or indirectly), participated in, or otherwise conspired with, any Person to violate the terms of any judgment, sentence, order or decree of any court or Governmental Entity.

(z)          Regulation M Compliance. The Company has not, and no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent, if any, in connection with the placement of the Securities.

(aa)         Regulatory Compliance. Schedule 4.1(aa) lists all Products other than any Products associated with the Benz Assets. With respect to all Products, the Company has only engaged in Marketing activities pursuant to and within the scope of all required Governmental Approvals, and in compliance with the FDCA and applicable state laws. The clinical trials conducted by and on behalf of Company as part of its Marketing activities with respect to the Products have been and continue to be conducted in accordance with any and all approved protocols, and no Governmental Entity or institutional review board has issued notice to Company demanding the termination, suspension, material modification, or clinical hold of any such Marketing activities. There are no pending or threatened criminal, civil, or administrative investigations or actions pertaining to the Company’s Marketing activities, and Company is not a party to any consent decree with any Governmental Entity. The Company has not received nor is it aware of any warning letters, pending or unremediated FDA inspection violations, quarantine, or other notice of wrongdoing or prohibition on future Marketing activities supplied by the FDA or any state board of pharmacy or department of health. The handling of all biological and pharmaceutical materials, have been and are being conducted in all material respects in accordance with the FDCA and applicable state laws. The Company is not directly, nor indirectly by any through its officers, directors, employees, agents or contractors, debarred, suspended, or excluded from participation in the Medicare or Medicaid programs, or any other state or federal health care program.

(bb)        Regulatory Developments. All material Required Permits related to the Marketing of the Products are listed on Schedule 4.1(bb).

(cc)        Office of Foreign Assets Control. Neither the Company nor any Subsidiary, nor any current director, officer, agent, employee nor any affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(dd)        U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(ee)        Bank Holding Company Act. Neither the Company nor any of its Subsidiaries, nor any of its Affiliates, is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries, nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries, nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ff)          Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, threatened.

(gg)        Environmental Legal Requirements. The Company (i) is in compliance with all Environmental Legal Requirements; (ii) has received all permits licenses or other approvals required of it under applicable Environmental Legal Requirements to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval.

4.2    Representations and Warranties of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)          Each Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)          Own Account. Each Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).

(c)          Purchaser Status. At the time each Purchaser was offered the Securities, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d)          Experience of Each Purchaser. Each Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Each Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)          Compliance. No part of the funds being used by Cheval to acquire the Securities has been, or shall be, directly or indirectly derived from, or related to, any activity that may contravene United States federal or state or non-United States laws or regulations, including, without limitation, the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder.

The Company acknowledges and agrees that the representations contained in this Section 4.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby, provided, however, that the Company is relying on the representations contained in this Section 4.2 for purposes of making its representations that the issuance of the Securities will comply with all applicable Legal Requirements.

4.3    Representations and Warranties of the Company to Nomis. Except as set forth in the Schedules, which Schedules shall be deemed a part hereof and shall qualify any representation or warranty or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Schedules or that it is readily apparent from the face of such Schedules that a disclosure on such Schedule is applicable to such representation or warranty, or as set forth in the SEC Reports, and subject, in each applicable case, to the Savant Impairments (as defined in the Benz Entity Operating Agreement), the Company hereby makes the following representations and warranties to Nomis:

(a)          The Company is the sole legal and beneficial owner of, and has good title to, each Claim free and clear of any Adverse Claim.

(b)          The Company has not disposed of, transferred, encumbered or assigned all or any portion of any Claim (or any interest therein) or any Proceeds thereof, whether by way of security or otherwise.

(c)          The Company has not taken any steps or executed any documents which could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Claim Effect. To the Knowledge of the Company there is no asserted or unasserted claim, lien or judgment against it, which could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Claim Effect.

(d)          The Company has not set off or agreed to set off any amounts against any Claim, and there exist no rights of set-off or similar rights against the Company that could permit any set-off of or counterclaim against any Claim.

(e)          To the Knowledge of the Company, no Claim or any portion thereof is subject to any Claim Defect or is otherwise invalid or void.

(f)          The Company has disclosed or made available to Nomis, Kaplan Rice LLP or RLF, as applicable, all documentation and other information in its possession or control relevant to each Claim, and all such documentation and information so provided or made available has been provided or made available in its true, complete and correct form.

(g)          The Company has full power and authority to transfer and assign, subject to Section 4.4 of the Benz Entity Operating Agreement, the Contributed Assets to the Benz Entity at the direction, and on behalf of, Nomis, and has obtained all necessary corporate and other authorizations to do so, it being agreed and acknowledged by Nomis that, to the extent applicable or relevant to any such transfer or assignment, the Benz Entity will be an Affiliate of the Company for purposes of making any such assignment.

ARTICLE V.
OTHER AGREEMENTS OF THE PARTIES

5.1    Furnishing of Information. Until the time that no Purchaser owns Securities originally acquired by such Purchaser pursuant to this Agreement, the Company covenants to use reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

5.2    Securities Laws Disclosure; Publicity. The Company shall (a) issue a press release disclosing the material terms of the transactions contemplated hereby and (b) file a Current Report on Form 8-K with the Commission within the time and with the disclosures required by the Exchange Act. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior written consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by applicable Legal Requirements (including as required in order to comply with filing requirements under any competition, antitrust, or merger control law or to respond to a request for information or documents by a Governmental Entity investigating the transactions described herein), in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. The obligations under this section shall survive the Closing.

5.3     Equal Treatment of Purchasers. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of this Agreement unless the same consideration is also offered to all of the Parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

5.4     Securities Laws. The Securities will be issued at Closing pursuant to the exemption from registration provided by Section 4(a)(2) under the Securities Act, and thereafter may only be sold or otherwise transferred by the Purchasers in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Each Purchaser agrees the Securities may be imprinted, or a book entry notation may be made, with a restricted legend to the effect of the foregoing.

ARTICLE VI.

INDEMNIFICATION

6.1     Survival. The representation and warranties, covenants and agreements contained herein shall survive the Closing and shall remain in full force and effect for a period of twenty four months following the Closing Date.

6.2     Indemnification by Company. Subject to the terms and conditions of this Article VI, the Company shall indemnify and defend each Purchaser and their respective managers, directors, officers, employees, stockholders, members, representatives, agents, and Affiliates (collectively, the “Purchaser Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all losses, claims, demands, suits and actions in law or in equity (including reasonable costs, expenses and reasonable attorneys’ fees incurred in connection with the same), in each case incurred or sustained by, or imposed upon, the Purchaser Indemnitees based upon, arising out of, with respect to or by reason of:

(a)          any material inaccuracy in or breach of any of the representations or warranties (or, in the case of any representation or warranty that is already qualified by materiality, any inaccuracy in or breach of such representation or warranty) of the Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company pursuant to this Agreement; or

(b)          any material breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement.

6.3     Payments. The Company shall be required to pay or be liable to the Purchaser Indemnitees for all such losses arising from Section 6.2 from the first dollar. For the purpose of this Article VI, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality or other similar qualification contained in or otherwise applicable to such representation or warranty. Once a loss is agreed to by the Company or finally adjudicated to be payable, the Company shall satisfy its obligations within thirty (30) days of such agreement or final, non-appealable adjudication by wire transfer of immediately available funds. The parties hereto agree that should the Company not make full payment of any such obligations within such thirty (30) day period, any amount payable shall accrue interest from and including the date of agreement of the Company or final, non-appealable adjudication and including the date such payment has been made at a rate per annum equal to five (5) percent. Such interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed, without compounding.

6.4     Limitation on Certain Damages. Notwithstanding any provision or agreement herein to the contrary, amounts payable to Nomis based upon losses incurred or sustained by, or imposed upon, Nomis arising out of, with respect to or by reason of a material inaccuracy or breach of any of the representations or warranties made by the Company in Section 4.3 hereof shall be limited to actual payments or disbursements made by Nomis in respect of or related to (i) the Claims (including, without limitation, all Outstanding Claims Advances and Future Nomis Claim Advances, as defined in the Benz Entity Operating Agreement) and (ii) the negotiation, preparation and execution of the Transaction Documents and the term sheet and due diligence related thereto; provided, that to the extent such disbursements are made for the reimbursement or payment of professional services to Hahn & Hessen LLP in connection with the negotiation, preparation or execution of the transactions contemplated by the Transaction Documents and the term sheet and due diligence related thereto, such amount of damages shall be further limited to an amount not to exceed $150,000.00).

ARTICLE VII.
MISCELLANEOUS

7.1       Fees and Expenses. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with (i) the delivery of any Securities to the Purchasers and (ii) the assignment of the Benz Assets to the Benz Entity at the direction, and on behalf, of Nomis.

7.2       Entire Agreement. The Transaction Documents, as well as any Non-Disclosure Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.

7.3       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via email at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (Eastern time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (Eastern time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

7.4       Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers or, in the case of a waiver, by the Party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5       Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). Any Purchaser may assign any or all of its rights under this Agreement to any Person, provided however, that any such assignment or transfer shall not relieve such Purchaser of its respective obligations hereunder.

7.7       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person other than the Benz Entity.

7.8       Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by the Transaction Documents (whether brought against a Party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the United States Federal Court for the District of Delaware. Each Party hereby irrevocably submits to the exclusive jurisdiction of the United States Federal Court for the District of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such Action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any Party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, the prevailing Party in such Action or Proceeding shall be reimbursed by the other Party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

7.9       Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.10       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.11       Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

7.12       Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.13       Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

7.14       Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.15       Construction. The Parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of New Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the New Common Stock that occur after the date of this Agreement.

7.16       WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, EACH OF THE PARTIES KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the Parties have caused this Securities Purchase and Loan Satisfaction Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY:

humanigen, Inc.

By:
Name: Dr. Cameron Durrant
Title: Chief Executive Officer

Address for Notice:

1000 Marina Blvd #250
Brisbane, CA 940005-1878
Attn: Dr. Cameron Durrant
E-mail: cdurrant@humanigen.com

with a copy (which copy shall not constitute notice to the Company) to:

Polsinelli PC
1401 Eye Street, NW
Suite 800
Washington, DC 20005
Attention: Kevin L. Vold
Telephone: 202-626-8357
Email: kvold@polsinelli.com

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AND LOAN SATISFACTION AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase and Loan Satisfaction Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Nomis Bay LTD

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory:

Title of Authorized Signatory: Director

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Wessex House, 3rd Floor

45 Reid Street

Hamilton HM12

Bermuda

with a copy (which copy shall not constitute notice to the Purchaser) to:

Hahn & Hessen LLP

488 Madison Avenue

New York, New York 10022

Attention:         Gilbert Backenroth, Esq. and

Don D. Grubman Esq.

Telephone:       212-478-7200

Email: gbackenroth@hahnhessen.com

Email: dgrubman@hahnhessen.com

[SIGNATURE PAGES CONTINUE]

PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AND LOAN SATISFACTION AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase and Loan Satisfaction Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: CHEVAL HOLDINGS, LTD.

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory: Dale Chappell

Title of Authorized Signatory: Director

Email Address of Authorized Signatory: dchappell@chevalholdingsltd.com

Facsimile Number of Authorized Signatory: (646) 786-4044

Address for Notice to Purchaser:

Cheval Holdings, Ltd

P.O. Box 309G, Ugland House

Georgetown, Grand Cayman

Cayman Islands, KY1-1104

Attn: Dale Chappell

with a copy (which copy shall not constitute notice to the Purchasers) to:

Quarles & Brady LLP

300 North LaSalle Street

Suite 4000

Chicago, IL 60654

Attn: Faye Feinstein, Esq.

Facsimile: (312) 632-1723

E-mail: faye.feinstein@quarles.com

[SIGNATURE PAGES CONTINUE]

PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AND LOAN SATISFACTION AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase and Loan Satisfaction Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: BLACK HORSE CAPITAL MASTER FUND LTD.

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory: Dale Chappell

Title of Authorized Signatory: Director

Email Address of Authorized Signatory: dchappell@blackhorsecap.com

Facsimile Number of Authorized Signatory: (646) 786-4044

Address for Notice to Purchaser:

Black Horse Capital Master Fund Ltd.

c/o Opus Equum, Inc.

P.O. Box 788

Dolores, CO 81323

Attn: Dale Chappell

with a copy (which copy shall not constitute notice to the Purchasers) to:

Quarles & Brady LLP

300 North LaSalle Street

Suite 4000

Chicago, IL 60654

Attn: Faye Feinstein, Esq.

Facsimile: (312) 632-1723

E-mail: faye.feinstein@quarles.com

PURCHASER SIGNATURE PAGES TO SECURITIES PURCHASE AND LOAN SATISFACTION AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase and Loan Satisfaction Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: BLACK HORSE CAPITAL LP

Signature of Authorized Signatory of Purchaser: _________________________________

Name of Authorized Signatory: Dale Chappell

Title of Authorized Signatory: Manager of the General Partnership

Email Address of Authorized Signatory: dchappell@blackhorsecap.com

Facsimile Number of Authorized Signatory: (646) 786-4044

Address for Notice to Purchaser:

Black Horse Capital LP

c/o Opus Equum, Inc.

P.O. Box 788

Dolores, CO 81323

Attn: Dale Chappell

with a copy (which copy shall not constitute notice to the Purchasers) to:

Quarles & Brady LLP

300 North LaSalle Street

Suite 4000

Chicago, IL 60654

Attn: Faye Feinstein, Esq.

Facsimile: (312) 632-1723

E-mail: faye.feinstein@quarles.com

Address for Delivery of Securities to Purchaser (if not same as address for notice):